Exhibit 10.4

EXHIBIT A

CONVERTIBLE BRIDGE NOTE (Non-Interest Bearing)

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER AN EXEMPTION TO SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.

No. 1	$235,000

CONVERTIBLE BRIDGE NOTE
Issue Date: April 2, 2013

Titan Iron Ore Corporation, a Nevada corporation (together with its successors, the “Company”), for value received hereby promises to pay to:

GCA Strategic Investment Fund Limited

(The “Holder”) and registered assigns, the principal sum of Two Hundred Thirty Five Thousand ($235,000) or, if less, the principal amount of this Note then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  The Maturity Date is September 20, 2013.

Past due amounts will accrue interest at 18% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand (“Default Interest”).  All payments of principal hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined).  At the option of the Purchaser, principal may be paid in cash or in shares of Common Stock.

This Convertible Bridge Note (this “Convertible Bridge Note”) is a duly authorized issuance of up to $235,000 principal amount referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchaser named therein (the “Agreement”).  The Agreement contains certain additional agreements among the parties with respect to the terms of this Convertible Bridge Note, including, without limitation, provisions which (A) limit the conversion rights of the Holder, (B) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (C) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated.  All such provisions are an integral part of this Convertible Bridge Note and are incorporated herein by reference.  This Convertible Bridge Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

1.             Certain Terms Defined.  All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

2.             Covenants.  The Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

3.             Payment of Principal.   The Company shall repay all remaining unpaid balance of this Convertible Bridge Note on the Maturity Date.  The Company may, and shall be obligated to, prepay all or a portion of this Convertible Bridge Note on the terms specified in the Agreement.

4.             Conversion.

4.1           Conversion of Convertible Bridge Note.   Subject to Section 5 hereof, the Holder shall have the right, at its option, at anytime the Note is outstanding and at Maturity, to convert the principal amount or any portion of such principal amount, of this Convertible Bridge Note into (a) Common Stock of the Company, at the price determined pursuant to this Section 4.1 or (b) securities issuable in a contemplated subsequent transaction at the offering price of such transaction.  The number of shares of Common Stock to be issued upon each conversion of this Convertible Bridge Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the “Conversion Date”) a Notice of Conversion is delivered to the Company, as applicable, by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., E.S.T.  The term “Conversion Amount” means, with respect to any conversion of this Convertible Bridge Note, the sum of (1) the principal amount of this Convertible Bridge Note to be converted in such conversion plus (2) Default Interest, if any, at the Holder’s option, any amounts owed to the Holder pursuant to Section 4.3 hereof, Section 10.1 of the Agreement or Section 10.4 of the Agreement.

4.2           Conversion Price.  At the option of the Holder, any portion or the entire outstanding principal amount of this Convertible Bridge Note may be converted into a number of shares of Common Stock at the conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices (“VWAP”), as reported by Bloomberg LP for the five (5) trading days immediately preceding the closing, and (ii) 70% of the average daily VWAPs for the Common Stock on the Trading Market during the ten (10) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Debenture, which Conversion Price shall be subject to adjustment as provided in this Debenture  (the “Conversion Price”). Notwithstanding any other provision to the contrary contained herein or in the Agreement, the Holder may not convert more than 33 1/3% of the initial principal sum into shares of Common Stock at a price below $.08 during any calendar month.

4.3           Authorized Shares.

(a)                      Consistent with Section 7.11 of the Agreement, the Company (i)  shall promptly irrevocably instruct the Company's transfer agent to issue certificates for the Common Stock issuable upon proper conversion of this Convertible Bridge Note, by transmission via facsimile or electronic mail to the Company from the Holder of the Notice of Conversion substantially in the form of Annex A attached hereto, and (ii) agrees that its issuance of this Convertible Bridge Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Convertible Bridge Note.

(b)                      If at any time a Holder of this Convertible Bridge Note submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in full in accordance with the provisions of this Article 4 to effect such conversion in full as provided in subsection (d) below, without stockholder approval (each, a “Conversion Default”), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion.  The portion of this Convertible Bridge Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the “Excess Amount”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Common Stock are authorized by the Company, or its stockholders, as applicable, at which time the Excess Amount shall be convertible at the Conversion Price.  The Company shall use its best efforts to authorize, or cause its stockholders to authorize within 40 days of the occurrence of a Conversion Default, as applicable, a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient shares to allow full conversion thereof and (ii) a Conversion Default.  The Company shall send notice to the Holder of the authorization of additional shares of Common Stock.  Nothing herein shall limit the Holders right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Company’s failure to maintain a sufficient number of authorized shares of Common Stock.

(c)                      In no event shall the Company issue more than the Maximum Number of Shares upon conversion of this Convertible Bridge Note, unless the Company shall have obtained approval by the stockholders of the Company ("Stockholder Approval").  Once the Maximum Number of Shares has been issued (the date of which is hereinafter referred to as the “Maximum Conversion Date”), unless the Company shall have obtained Stockholder Approval within 40 days of the Maximum Conversion Date, the Company shall pay to the Holder within five (5) Business Days of the Maximum Conversion Date (or, if the Company is, in good faith, using its best efforts to obtain Stockholder Approval, then the earlier of (x) 40 days following the Maximum Conversion Date, and (y) such date that it becomes reasonably apparent that Stockholder Approval will not be obtained within such 40 days period), the Redemption Price plus accrued and unpaid Default Interest, if any.  The Maximum Number of Shares shall be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof as contemplated by Article XI of the Agreement.  With respect to each Holder of Convertible Bridge Notes, the Maximum Number of Shares shall refer to such Holder’s pro rata share thereof based upon the aggregate principal balance of the Convertible Bridge Notes then outstanding.  In the event that the Company obtains Stockholder Approval, or otherwise is able to increase the number of shares to be issued above the Maximum Number of Shares (such increased number being the “New Maximum Number of Shares”), the references to Maximum Number of Shares above shall be deemed to be, instead, references to the New Maximum Number of Shares.

4.4           Method of Conversion.

(a)                      Notwithstanding anything to the contrary set forth herein, upon proper conversion of this Convertible Bridge Note, by transmission to the Company from the Holder of the Notice of Conversion substantially in the form of Annex A attached hereto, and in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Bridge Note to the Company unless the entire unpaid principal amount of this Convertible Bridge Note is so converted.  Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger (a copy of which shall be delivered to the Company or transfer agent with each Notice of Conversion).  It is specifically contemplated that the Holder hereof shall act as the calculation agent for conversions and repayments.  In the event of any dispute or discrepancies, such records maintained by the Holder shall be controlling and determinative in the absence of manifest error or failure of Holder to record the principal amount converted (or otherwise repaid) from time to time, in which events the record of the Company shall be controlling and determinative.  The Holder and any assignee, by acceptance of this Convertible Bridge Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Convertible Bridge Note, the principal amount represented by this Convertible Bridge Note will be the amount indicated on the ledger (which may be less than the amount stated on the face hereof).

(b)                      The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Bridge Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(c)                      Subject to Section 5 hereof, upon receipt by the Company of a proper Notice of Conversion, by transmission to the Company from the Holder of the Notice of Conversion substantially in the form of Annex A attached hereto, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Bridge Note shall be deemed reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 4, all rights with respect to the portion of this Convertible Bridge Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  Subject to Section 5 hereof, if the Holder shall have given a proper Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provisions thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and subject to Section 4.4(a) irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The date of receipt (including receipt via facsimile or electronic mail) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., E.S.T., on such date.

(d)                      Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the expiration of the Deadline with respect to a conversion of any portion of this Convertible Bridge Note due to the deliberate acts of the Company , then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company), the Holder shall regain the rights of a Holder of this Convertible Bridge Note with respect to such unconverted portions of this Convertible Bridge Note and the Company shall, as soon as practicable, return such unconverted Convertible Bridge Note to the holder or, if the Convertible Bridge Note has not been surrendered, adjust its records to reflect that such portion of this Convertible Bridge Note not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 4.3 for the Company’s failure to convert this Convertible Bridge Note.

(e)                      Upon request of the Holder and its compliance with the provisions contained in Section 4.1 and in this Section 4.4, the Company shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the Holder’s account, or the account specified by the Holder, with DTC through its Deposit Withdrawal Agent Commission System.

5.   Redemption by Company.

5.1
Company’s Right to Redeem.   In accordance with the provisions of the Purchase Agreement, the Company may elect, or be required under certain circumstances, to redeem in whole or in part, the remaining unpaid principal amount of this Convertible Note, for cash at an amount equal to the outstanding principal amount of the Note on the redemption date plus any applicable accrued and unpaid interest, times 130% (the “Redemption Price”).

5.2           Mechanics of Redemption.  The Company shall effect each such redemption within 5 business days of giving notice of its election to redeem by facsimile with a copy by either overnight or 2-day courier to the Holder of this Convertible Bridge Note to be redeemed at the address and facsimile number of such Holder appearing in the Company’s register for the Convertible Bridge Notes.  Such redemption notice shall indicate whether the Company will redeem all or part of such portion of the Convertible Bridge Note to be redeemed and the applicable Redemption Price.  The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (i) the full amount of the Redemption Price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (ii) immediately available credit facilities, in the full amount of the Redemption Price, with a bank or similar financial institution on the date the redemption notice is sent to the Holders of this Convertible Bridge Note.  Provided, however, the Company will process any Notice of Conversion received prior to the issuance of a notice of redemption; and further provided that, after a notice of redemption has been issued, the Holder may issue a Notice of Conversion which will not be honored unless the Company fails to make the redemption payment when due.  In the event of such failure, the Notice of Conversion will be honored as of the date of the Notice of Conversion.  Additionally, if the Company fails to make full payments of the Redemption Price of this Convertible Bridge Note being redeemed by the tenth day following the notice or redemption, then the Company waives its right to redeem any of the remaining then outstanding Notes, unless approved by the Holder.

5.3           Payment of Redemption Price.  The Redemption Price shall be paid to the Holder of this Convertible Bridge Note within 5 business days of the delivery of the notice of such redemption to such Holder.

5.4           Redemption Notice.  The Company will notify the Holder of a Redepmtion event no less than five days prior to the Redemption.

6.
No Waiver of Payee's Rights. All payments of principal shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.
Miscellaneous.  This Convertible Bridge Note shall be deemed to be a contract made under the laws of the State of Georgia, and for all purposes shall be governed by and construed in accordance with the laws of said State.  The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Bridge Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice.  The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia and of any Georgia state court sitting in Atlanta, Georgia for purposes of all legal proceedings arising out of or relating to this Convertible Bridge Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Bridge Note.

The Holder of this Convertible Bridge Note by acceptance of this Convertible Bridge Note agrees to be bound by the provisions of this Convertible Bridge Note which are expressly binding on such Holder.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 2, 2013

Titan Iron Ore Corporation.

By:
Name: Andrew Brodkey
Title: CEO

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:

NAME:	GCA STRATEGIC INVESTMENT FUND LIMITED
ADDRESS:

ADDRESS FOR NOTICE:

TEL NO:
EMAIL:
CONTACT NAME:

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Convertible Bridge Note)

The undersigned hereby irrevocably elects to convert $________ of the principal balance of the Convertible Bridge Note into shares of Common Stock, no par value per share (the “Common Stock”), of Titan Iron Ore Corporation (the “Company”) according to the conditions hereof, as of the date written below.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  The undersigned, as contemplated by Section 5.1 of the Securities Purchase Agreement pursuant to which the Convertible Bridge Note was issued, hereby states that the representations and warranties of the undersigned set forth therein are true and correct in all material respects as of the date hereof (provided, the undersigned makes no representations concerning its investment intent with respect to the Common Stock received upon this conversion).

Conversion calculations:

Date of Conversion

Applicable Conversion Price

Number of Shares

Name/Signature